UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 15, 2007 (February 9, 2007)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

380 Madison Avenue	10017
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 9, 2007, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (the “Company”) approved a number of amendments to the Amended and Restated By-laws of the Company (the “By-laws”).  The amendments (i) include a new Article VIII that outlines the scope and procedures with respect to the indemnification provided for in the Company’s Certificate of Incorporation, (ii) clarify and update procedures and processes relating to meetings of stockholders and the Board (Articles II and III) and add a new Article IV to update procedures and processes relating to committees of the Board and meetings thereof, (iii) address matters relating to stockholder-proposed business and director nominations, including increasing the advanced notice requirement for stockholder-proposed business and director nominations from not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting to not less than 90 nor more than 120 days and requiring stockholders to provide additional information in connection with such proposals, (iv) update references to officers of the corporation (Article VI), (v) clarify and update procedures for the determination of stockholders of record entitled to notice of or vote at any meeting of stockholders or entitled to receive payment of dividends, distributions or other rights (Article VII) and (vi) include other technical, administrative and non-substantive amendments.

The foregoing summary of the revised provisions of the By-laws does not purport to be a complete description of such amendments and is qualified by the entirety of the Amended and Restated By-laws of the Company that are filed as Exhibit 3 to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description
3	Amended and Restated By-laws of Investment Technology Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: February 15, 2007	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, Secretary and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3	Amended and Restated By-laws of Investment Technology Group, Inc.